EXHIBIT 10.18

FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “First Amendment”), is made this 14th day of July, 2006, by 3280 PEACHTREE I LLC (as “Landlord”) and XPEDITE SYSTEMS, LLC, D/B/A PREMIERE GLOBAL SERVICES (as “Tenant”).

W I T N E S S E T H:

     WHEREAS, Landlord and Tenant did enter into that certain Lease Agreement, dated as of October 28, 2005 (the “Original Lease”), for space in that certain building known as “Terminus 100”, located at 3280 Peachtree Road, Atlanta, Georgia (the “Building”), as such space is more particularly described in the Original Lease (the “Demised Premises”).

     WHEREAS, Landlord and Tenant desire to modify and amend the Original Lease, in the manner and for the purposes herein set forth.

     NOW, THEREFOR, for and in consideration of the mutual premises, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

     1. Defined Terms. All capitalized terms not defined herein shall have the same meaning as set forth in the Original Lease.

     2. Construction Matters. Notwithstanding the terms of the Original Lease, Tenant has instructed that Landlord select and use, and Landlord shall select and use, as the general contractor for performing tenant finish work in the Demised Premises, Humphries and Company General Contractors (“Humphries”). Landlord, upon the direction and at the request of Tenant, will not bid such work, as required under the Original Lease, to any other contractor. Once Humphries has provided a final price for the tenant finish work for the Demised Premises, Landlord shall provide such price to Tenant, for Tenant’s approval.

     3. No Other Modifications. Except as expressly modified herein, the Original Lease shall remain in full force and effect and, as modified herein, is expressly ratified and confirmed by the parties hereto.

     4. Legal Representatives, Successors and Assigns. This First Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

     5. Georgia Law. This First Amendment shall be construed and interpreted under the laws of the State of Georgia.

     6. Time of Essence. Time is of the essence of this First Amendment.

     7. Consent of Guarantor. Tenant shall cause the guarantor of the Original Lease to execute and deliver to Landlord the Acknowledgement and Consent of Guarantor, attached hereto as Exhibit “B”, by this reference incorporated herein, with the execution and delivery of this First Amendment. The delivery of this document is a material inducement to Landlord, without which Landlord would not have executed and delivered this First Amendment.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

“LANDLORD”:

3280 PEACHTREE I LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation,
managing member

	By:	/s/ John S. McCall
	Its:	SVP

(CORPORATE SEAL)

“TENANT”:

XPEDITE SYSTEMS, LLC D/B/A PREMIERE GLOBAL
SERVICES

By:	/s/ Michael Havener
Name:	Michael Havener
Title:	CFO

Attest:	/s/ Nicole M. Kamen
Name:	Nicole M. Kamen
Title:	VP

(CORPORATE SEAL)